UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	011-15499	20-1614256
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lexington Avenue, 29th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 583-0080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2006, Advance Display Technologies plc. (“ADT”), a wholly-owned subsidiary of Advance Nanotech, Inc. (the “Registrant”) entered into a Facility Agreement (the “Facility Agreement”) with NAB Ventures Limited, a Gibraltar company (“NAB”), pursuant to which NAB will provide ADT with a senior secured loan of up to GBP 3,500,000 (approximately USD$ 6.6M) for the purpose of working capital as per a budget agreed between ADT and NAB. Any outstanding principal amount under the Facility Agreement shall bear interest at the rate of 9.0% per annum. The Facility Agreement is secured by all of the assets of ADT pursuant to a Debenture (the “Debenture”) dated December 1, 2006 between ADT and NAB. The Facility Agreement terminates on December 31, 2009. ADT may cancel the Facility Agreement at any time subject to having no outstanding loan balance. There are no financial covenants under the Facility Agreement.

As an inducement to provide the Facility Agreement, ADT will issue to NAB 1,875,000 of its ordinary shares and a Warrant to purchase an additional 1,875,000 ordinary shares of ADT at an exercise price per share equal to the share price that ADT’s Ordinary shares commence trading on the Plus-quoted or other similar public exchange. The warrants have a cashless exercise provision.

As of the date hereof, the Company had $0 outstanding under the Facility Agreement.

In addition to being the lender under the Facility Agreement, NAB also owns 950,000 shares, or 2.8%, of the Registrant’s Common Stock.

The foregoing summaries of the terms of the Facility Agreement and the Debenture are qualified in their entirety by reference to the full text of the Facility Agreement and the Debenture filed herewith as Exhibits 10.1 and 10.2, respectively. The Facility Agreement included as an exhibit to this Form 8-K replaces in its entirety the Facility Agreement filed as Exhibit 10.24 of the Registrant’s Form 10-QSB for the quarter ended September 30, 2006 filed on November 14, 2006.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is incorporated by reference to the information contained in Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2006, Dr. Peter Gammel resigned as a director of the Registrant for personal reasons. There was no disagreement between the Registrant and Dr. Gammel. At the same time, the Consulting Agreement dated August 11, 2006 between the Registrant and Dr. Gammel, which was filed as an exhibit to the Registrant’s Form 10-QSB for the quarter ended June 30, 2006, was terminated with no further obligations on the part of the Registrant.

On November 13, 2006, Magnus R.E. Gittins resigned as Chief Executive Officer of the Registrant, effective November 15, 2006. Mr. Gittins will remain as Chairman of the Board of Directors of the Registrant and has become Chief Executive Officer of ADT, a newly formed subsidiary of the Registrant located in London, United Kingdom. On the effective date of his resignation, the Employment Agreement dated May 2, 2005 between the Registrant and Mr. Gittins, which was filed as an exhibit to the Registrant’s Form 10-QSB for the quarter ended March 31, 2006, was terminated with no further obligations on the part of the Registrant. On November 13, 2006, Mr. Gittins and ADT entered into a Service Agreement (the “Service Agreement”), which provides, inter alia, for Mr. Gittins to serve as Chief Executive Officer of ADT commencing as of October 1, 2006 and continuing unless his employment is terminated on six (6) months notice. Under the Service Agreement, Mr. Gittins will receive a salary at a per annum rate of GBP 52,500 (approximately USD$ 100,000) and will receive 100,000 ordinary shares of ADT upon execution of the Service Agreement and annually thereafter. The foregoing summary of the terms of the Service Agreement is qualified in its entirety by reference to the full text of the Service Agreement filed herewith as Exhibit 10.3.

On November 15, 2006, Antonio Goncalves, Jr., the Registrant’s Chief Operating Officer, was appointed interim Chief Executive Officer of the Registrant. Mr. Goncalves will continue to operate under the terms and conditions of the Employment Agreement dated August 11, 2006 between the Registrant and Mr. Goncalves, which was filed as an exhibit to the Registrant’s Form 10-QSB for the quarter ended June 30, 2006. A press release announcing this appointment was issued on November 16, 2006, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

On November 27, 2006, Lowell Dashefsky resigned as General Counsel of the Registrant to pursue other endeavors. At the same time, the Employment Agreement dated as of January 3, 2006 between the Registrant and Mr. Dashefsky, which was filed as an exhibit to the Registrant’s Form 10-QSB for the quarter ended March 31, 2006, was terminated.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Facility Agreement dated December 1, 2006 between NAB Ventures Limited and Advance Display Technologies PLC.

10.2	Debenture dated December 1, 2006 between Advance Display Technologies PLC and NAB Ventures Limited.

10.3	Service Agreement dated November 13, 2006 between Advance Display Technologies plc and Magnus R.E. Gittins.

99.1	Press release dated November 16, 2006. (furnished but not filed for purposes of Section 18 under the Securities Exchange Act of 1934)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Antonio Goncalves, Jr.
Antonio Goncalves, Jr. Chief Executive Officer

Dated: December 1, 2006

Exhibit Index

No.	Description

10.1	Facility Agreement dated December 1, 2006 between NAB Ventures Limited and Advance Display Technologies PLC.

10.2	Debenture dated December 1, 2006 between Advance Display Technologies PLC and NAB Ventures Limited.

10.3	Service Agreement dated November 13, 2006 between Advance Display Technologies plc and Magnus R.E. Gittins.

99.1	Press release dated November 16, 2006. (furnished but not filed for purposes of Section 18 under the Securities Exchange Act of 1934)

End of Filing